Exhibit 4.2

EXECUTION VERSION

WARRANT AGREEMENT

BETWEEN

EASTMAN KODAK COMPANY

AND

COMPUTERSHARE TRUST COMPANY, N.A., and

COMPUTERSHARE INC.,

as WARRANT AGENT

Dated as of September 3, 2013

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6.	EXCHANGE AND TRANSFER OF WARRANTS		14

	6.1	Warrant Register	14

	6.2	Transfer or Exchange of Warrants	14

	6.3	Treatment of Registered Holders	15

	6.4	Exchange of a Warrant Certificate for a Beneficial Interest in Warrants Held Through Depositary	15

	6.5	Obligations with Respect to Transfers and Exchanges of Warrants	15

	6.6	Lost, Stolen or Destroyed Warrant Certificates	16

7.	WARRANT HOLDERS		16

	7.1	No Rights as Shareholder	16

	7.2	Right of Action	16

8.	WARRANT AGENT		16

	8.1	Nature of Duties and Responsibilities Assumed	16

	8.2	Compensation and Reimbursement; Indemnification	18

	8.3	Indemnification (Instructions)	19

	8.4	Warrant Agent May Hold Company Securities	19

	8.5	Resignation and Removal; Appointment of Successor	19

	8.6	Damages	20

	8.7	Force Majeure	20

	8.8	Survival	20

9.	REPRESENTATIONS AND WARRANTIES		20

10.	COVENANTS		20

	10.2	Reservation of Common Stock for Issuance on Exercise of Warrants	20

	10.3	Notice of Certain Events	21

	10.4	Further Assurances	22

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11.	GENERAL PROVISIONS		22

	11.1	Money and Other Property Deposited with the Warrant Agent	22

	11.2	Confidentiality	22

	11.3	Surrender of Certificates	22

	11.4	Payment of Taxes	22

	11.5	Notices	23

	11.6	Applicable Law; Jurisdiction	24

	11.7	Persons Benefiting	24

	11.8	Counterparts	24

	11.9	Amendments	24

	11.10	Headings	25

	11.11	Entire Agreement	25

	11.12	Consequential Damages	25

	11.13	Specific Performance	25

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List of Exhibits

EXHIBIT A-1 — Form of Warrant Statement for 125% Warrants

EXHIBIT A-2 — Form of Warrant Statement for 135% Warrants

EXHIBIT A-3 — Form of Warrant Certificate for 125% Warrants

EXHIBIT A-4 — Form of Warrant Certificate for 135% Warrants

EXHIBIT B — Warrant Exercise Form

EXHIBIT C — Form of Assignment

SCHEDULE A — Warrant Agent Compensation

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WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of September 3, 2013 (together with the Warrants, this “Agreement”), by and between Eastman Kodak Company, a New Jersey corporation (the “Company”), and Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (collectively, together with their respective successors and assigns, the “Warrant Agent” or individually, “Computershare” and the “Trust Company,” respectively).

WITNESSETH:

WHEREAS, in accordance with the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (including the Plan Supplement and all other exhibits and schedules thereto, as may be amended, modified or supplemented from time to time, the “Plan”) and that certain Backstop Commitment Agreement, dated as of June 18, 2013, by and between the Company and the Backstop Parties party thereto (the “Backstop Commitment Agreement”), the Company is issuing Warrants to purchase up to an aggregate of 4,170,016 shares of its Common Stock, subject to adjustment, including (a) 125% Warrants to purchase 2,085,008 shares of its Common Stock, subject to adjustment, and (b) 135% Warrants to purchase 2,085,008 shares of its Common Stock, subject to adjustment; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrants and other matters as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Warrant Agent each hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

125% Warrants: the 125% Warrants issued by the Company pursuant to this Agreement and in accordance with the Plan.

125% Warrants Exercise Price: means $14.93, subject to adjustment pursuant to this Agreement.

135% Warrants: the 135% Warrants issued by the Company pursuant to this Agreement and in accordance with the Plan.

135% Warrants Exercise Price: means $16.12, subject to adjustment pursuant to this Agreement.

Affiliate: with respect to any particular Person, means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

Announcement Date: the meaning set forth in Section 4.4.

Backstop Commitment Agreement: the meaning set forth in the recitals to this Agreement.

Backstop Parties: the meaning set forth in the Backstop Commitment Agreement.

Bankruptcy Code: means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

Beneficial Holder: means any Person that holds Warrants through the book-entry facilities of the Depositary or through persons that are direct participants in the Depositary.

Board: the board of directors of the Company.

Book-Entry Warrants: the meaning set forth in Section 2.1.

Business Day: any day that is not a Saturday, Sunday, or a day on which the New York Stock Exchange is required or permitted to be closed.

Certificate of Incorporation: the Company’s certificate of incorporation (or equivalent organizational document), as amended from time to time.

Closing Sale Price: as of any date, the last reported per share sales price of a share of Common Stock or the applicable security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such listing or quotations, the Closing Sale Price shall be determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Common Stock or securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

Code: the U.S. Internal Revenue Code of 1986, as amended from time to time.

Common Stock: the common stock, par value $0.01, of the Company.

Company: the meaning set forth in the preamble to this Agreement, including all successors and assigns.

Depositary: means The Depositary Trust Company.

Consideration: The stock, securities, other equity interests or other assets (including cash) received with respect to or in exchange for shares of Common Stock in connection with an Organic Change.

Distribution: the meaning set forth in Section 4.2.

Exchange Act: the U.S. Securities Exchange Act of 1934, as amended from time to time.

Exercise Date: the meaning set forth in Section 3.4.

Exercise Price: means (i) with respect to the 125% Warrants, the 125% Warrants Exercise Price, and (ii) with respect to the 135% Warrants, the 135% Warrants Exercise Price.

Expiration Date: the meaning set forth in Section 3.3.

Fair Market Value:

(i) in the case of shares or securities, the average of the daily volume weighted average prices per share of such shares or securities for the ten consecutive trading days immediately preceding the day as of which Fair Market Value is being determined, as reported on the New York Stock Exchange, or if such shares or securities are not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which such shares or securities are then listed or quoted; provided, however, if (x) such shares or securities are not listed or quoted on the New York Stock Exchange or any U.S. national or regional securities exchange or quotations system or (y) a transaction impacting such shares or securities makes it unjust or inequitable to value such shares or securities in the manner provided above as reasonably determined in good faith by the Board, then the Fair Market Value of such securities shall be the fair market value per share or unit of such shares or securities as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that such Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming that such shares or other securities are fully distributed and are to be sold in an arm’s-length transaction and that there is no compulsion on the part of any party to such sale to buy or sell, and taking into account all relevant factors.

(ii) in the case of cash, the amount thereof.

(iii) in the case of other property, the Fair Market Value of such property shall be the fair market value thereof as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that such Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming that such property is to be sold in an arm’s-length transaction and that there is no compulsion on the part of any party to such sale to buy or sell, and taking into account all relevant factors.

Holders: from time to time, the Beneficial Holders and Registered Holders of the Warrants and, unless otherwise provided or indicated herein, the holders of the Underlying Common Stock, solely in their capacity as such.

Independent Financial Expert: an independent, nationally recognized financial advisory firm selected by the Board in good faith.

Initial Warrantholder: means any holder of Class 4 General Unsecured Claims or the Class 6 Retiree Settlement Unsecured Claim (each as defined in the Plan).

Majority Holders: means, at any time, Holders of a majority in number of the outstanding Warrants, in each case not held by the Company or any of the Company’s Affiliates.

Net Share Amount: the meaning set forth in Section 3.4.

Organic Change: any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a way that the shares of Common Stock are converted into the right to receive (either directly or upon subsequent liquidation) stock, securities, other equity interests or assets (including cash) with respect to or in exchange for shares of Common Stock.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: the meaning set forth in the recitals to this Agreement.

Premium Per Post-Tender Share: the meaning set forth in Section 4.4.

Public Stock: means common stock listed on a recognized U.S. national securities exchange with an aggregate market capitalization (held by non-Affiliates of the issuer) in excess of $1 billion in Fair Market Value.

Registered Holder: means the Person in whose name any Warrant is registered upon the Warrant Register.

Securities Act: the U.S. Securities Act of 1933, as amended from time to time.

Settlement Date: means, in respect of a Warrant that is exercised hereunder, a reasonable time, not to exceed three (3) Business Days, immediately following the Exercise Date for such Warrant.

Stock Dividend: the meaning set forth in Section 4.1.

Underlying Common Stock: the shares of Common Stock issuable or issued upon the exercise of the Warrants.

Warrant Agent: the meaning set forth in the preamble to this Agreement.

Warrant Exercise Form: the meaning set forth in Section 3.4.

Warrant Certificates: the meaning set forth in Section 2.1.

Warrant Register: the meaning set forth in Article 6.

Warrant Statements: the meaning set forth in Section 2.1.

Warrants: the 125% Warrants and the 135% Warrants.

2.	ORIGINAL ISSUE OF WARRANTS.

2.1 Issuance of Warrants; Form of Warrant Statements and Warrant Certificates. On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan, as of the Effective Date (as defined in the Plan), Warrants to purchase shares of Underlying Common Stock will be issued by the Company: (i) by book-entry registration on the books of the Warrant Agent, as evidenced by statements substantially in the form attached hereto as Exhibit A-1, with respect to 125% Warrants, and Exhibit A-2, with respect to 135% Warrants, issued by the Warrant Agent from time to time to the Holders of such Warrants reflecting such book-entry position (the “Warrant Statements”, and such Warrants, the “Book-Entry Warrants”) and/or (ii) in the form of certificates substantially in the form attached hereto as Exhibit A-3, with respect to 125% Warrants, and Exhibit A-4, with respect to 135% Warrants (“Warrant Certificates”), provided that all 125% Warrants and 135% Warrants that bear the legend described in Section 3.6 shall be in the form of Warrant Certificates. The Warrant Statements and Warrant Certificates shall have such appropriate instructions, omissions, substitutions and other variations as are required or permitted by this Agreement (but which do not affect the rights, duties or responsibilities of the Warrant Agent), and shall be dated the date on which countersigned by the Warrant Agent. The Warrant Statements and Warrant Certificates may have such legends and endorsements stamped or otherwise imprinted thereon, and the Warrant Register may include such restrictive notations with respect to certain Warrants, as may be required by the Certificate of Incorporation or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

2.2 Execution of Warrant Statements and Warrant Certificates; Vesting.

(a) Simultaneously with the execution of this Agreement, the Warrant Certificates and Warrant Statements evidencing or reflecting the Warrants to be issued to the Initial Warrantholders in accordance with the Plan shall be executed by the Company and delivered to the Warrant Agent for countersignature, by manual or facsimile signature, and the Warrant Agent shall thereupon (i) countersign such Warrant Certificates and Warrant Statements and (ii) register in the Warrant Register the Warrants issued to each Registered Holder of Warrants. The Warrant Agent is hereby irrevocably (but subject to Article 8) authorized to countersign and deliver Warrant Certificates and Warrant Statements as required by this Section 2.2 and as otherwise provided herein. The Warrant Certificates and Warrant Statements shall be executed on behalf of the Company by an officer of the Company, either manually or by facsimile signature printed thereon.

(b) Each Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

(c) Subsequent to the original issuance of the Warrants to the Initial Warrantholders, the Warrant Agent shall countersign a Warrant Certificate only if such Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer as provided in this Agreement.

(d) The Warrant Certificates and Warrant Statements shall be countersigned by the Warrant Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates or Warrant Statements shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates or Warrant Statements may, nevertheless, be countersigned by the Warrant Agent, either manually or by facsimile signature printed thereon, and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

(e) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall constitute conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

3.	EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.

3.1 Exercise Price. Subject to Section 3.3 and to the other provisions of this Agreement, each Warrant shall entitle the Holder thereof to purchase one share of Common Stock for each Warrant represented thereby at the applicable Exercise Price, subject to all adjustments made on or prior to the date of exercise thereof in accordance with this Agreement.

3.2 Exercise of Warrants. The Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein.

3.3 Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Common Stock shall terminate at the close of business on September 3, 2018 (the “Expiration Date”).

3.4 Method of Exercise; Settlement of Warrant. In order to exercise a Warrant, a Holder of Warrants must submit to the Warrant Agent (or, with respect to a Beneficial Holder of Warrants, to such Beneficial Holder’s broker) a duly completed and executed exercise form for the exercise of such Warrants substantially in the form of Exhibit B hereto (each, a “Warrant Exercise Form”, and the date of submission of such duly completed and executed Warrant Exercise Form, the “Exercise Date”).

(a) For each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Holder thereof a number of shares of Common Stock (which will in no event be less than zero) (the “Net Share Amount”) equal to (i) the number of shares of Common Stock issuable upon exercise of such Warrant at such time, multiplied by (ii) the Closing Sale Price on the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (iii) such Closing Sale Price, together with cash in respect of any fractional shares of Common Stock as provided in Section 3.4(e). The Warrant Agent shall not take any action under this Section unless and until the Company has provided it with written instructions indicating the Net Share Amount. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the Net Share Amount is accurate or correct.

(b) Upon the proper exercise of any Warrants in accordance with the foregoing provisions, the Warrant Agent shall promptly notify the Company, and the Company shall instruct its transfer agent to transfer to the Holder of such Warrants appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property to which such Holder is entitled, registered or otherwise placed in the name of the Holder or, subject to Section 3.6, in the name or names of such other Persons as may be directed in writing by the Holder, and shall deliver such evidence of ownership to the Person or Persons entitled to receive the same, together with cash in respect of any fractional shares of Common Stock as provided in Section 3.4(e), provided that if the Holder shall direct that such securities be registered in the name of a Person other than the Holder, such direction shall be tendered in conjunction with any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Upon the due exercise of Warrants in accordance with this Section 3.4, the Holder thereof (or such other Persons as directed by such Holder pursuant to this Section 3.4(b)) shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other property to which such Holder is entitled pursuant to this Agreement upon the due exercise of Warrants in accordance with this Agreement.

(c) The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with its performance under this Agreement shall be in the Warrant Agent’s name and that the Warrant Agent may receive investment earnings in connection with the investment at the Warrant Agent’s risk and for its benefit of funds held in those accounts from time to time. The Company will not receive interest on any deposits.

(d) All disputes or questions as to the validity, form and sufficiency (including time of receipt) of any exercised Warrant, Warrant Exercise Form or Warrant Certificate will be determined by the Company in its reasonable discretion, which determination shall be final and binding absent any manifest error. The Company reserves the right to reject any and all Warrant Exercise Forms that the Company determines not to be duly completed and executed, or for which any corresponding agreement by the Company to issue Common Stock would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on all Holders, absent manifest error. The Company reserves the right to waive any condition to the exercise of Warrants or defects or irregularity with regard to any exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any defects or irregularities with regard to any exercise of Warrants, nor shall the Company or the Warrant Agent incur any liability for the failure to give such notice.

(e) The Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants; provided that, if more than one Warrant shall be exercised hereunder at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants so exercised, and shall include the aggregation of all fractional shares of Common Stock issuable upon exercise of such Warrants. If after giving effect to the aggregation of all shares of Common Stock (and fractions thereof) issuable upon exercise of Warrants by the same Holder at one time as set forth in the previous sentence, any fraction of a share of Common Stock would, except for the provisions of this Section 3.4(e), be issuable on the exercise of any Warrant or Warrants, the Company shall pay the Holder cash in lieu of such fractional share valued at the Closing Sale Price on the Exercise Date.

3.5 Transferability of Warrants and Common Stock. Except as any Holder may otherwise agree in writing with respect to its Warrants or shares of Underlying Common Stock, any Warrants, all rights with respect thereto and any shares of Underlying Common Stock may be sold, transferred or disposed of, in whole or in part, without any requirement of obtaining the consent of the Company to so sell, transfer or dispose of, provided that any such sale, transfer or disposition shall be in accordance with the terms of this Agreement, including, without limitation, Section 3.6 and Article 6 hereof and the terms of the Certificate of Incorporation and the by-laws of the Company.

A party requesting transfer of any Warrants must provide to the Warrant Agent any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

3.6 Compliance with Law.

(a) The Warrants are issued, and any shares of Underlying Common Stock shall be issued, in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by section 1145 of the Bankruptcy Code (provided that any such securities issued to “underwriters” within the meaning of section 1145(b) of the Bankruptcy Code shall instead be issued pursuant to another available exemption from said registration requirements of Section 5). Neither the Warrants nor (except with respect to the Backstop Parties) any shares of Underlying Common Stock will be registered under the Securities Act or any state or local law requiring registration for offer or sale of a security. To the extent a holder of the Warrants or Underlying Common Stock is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code, the Warrants and shares of Underlying Common Stock may not be sold or transferred in the absence of an effective registration statement under the Securities Act or an available exemption from registration thereunder.

(b) The Company may stop any transfer of Warrants or Underlying Common Stock if (i) such Warrants or Underlying Common Stock are not registered under the Securities

Act and (ii) the Company has reason to believe such transfer may not be exempt from registration under the Securities Act. The Company may require any Holder to provide evidence that a transfer of Warrants or Underlying Common Stock is exempt from registration under the Securities Act.

(c) To the extent the Company determines that the exemption from registration provided under section 1145 of the Bankruptcy Code is not available with respect to any issuance or transfer of Warrants or shares of Underlying Common Stock, the Warrant Certificates representing such Warrants or certificates representing such shares of Underlying Common Stock may be stamped or otherwise imprinted with a legend, and the Warrant Register may include a restrictive notation with respect to such Warrants, in substantially the following form:

“[THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

In the event that such shares of Underlying Common Stock are uncertificated, such shares shall be subject to a restrictive notation substantially similar to such legend in the stock ledger or other appropriate records maintained by the Company or its transfer agent.

In addition to the foregoing, the shares of Underlying Common Stock shall be stamped or otherwise imprinted with such legends (or, with respect to uncertificated shares of Underlying Common Stock, shall be subject to such restrictive notations) as may be required by the Certificate of Incorporation or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the shares of Underlying Common Stock may be listed.

(d) Any legend or restrictive notation referenced in Sections 2.1 or 3.6(c) shall be removed from the Warrant Register, Warrant Certificates or certificates evidencing shares of Underlying Common Stock (or, in the case of uncertificated shares, from the appropriate records) at any time after the restrictions described in such legend or restrictive notation cease to be applicable, provided that the Company may request from any Holder opinions, certificates or other evidence that such restrictions have ceased to be applicable before removing such legend or restrictive notation.

4.	ADJUSTMENTS AND OTHER RIGHTS.

4.1 Stock Dividend; Subdivision or Combination of Common Stock. If the Company at any time issues to holders of the Common Stock a dividend payable solely in, or other distribution solely of, Common Stock (a “Stock Dividend”), the Exercise Price in effect at the close of business on the record date for such dividend or distribution shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the number of shares of Common Stock outstanding at the close of business on such record date divided by (y) the sum of such number of shares and the total number of shares constituting such dividend or other distribution. If the Company at any time subdivides or combines (by stock split, reverse stock split, recapitalization or otherwise) the outstanding Common Stock into a greater or smaller number of shares, the Exercise Price in effect immediately prior to the time of effectiveness of such subdivision or combination shall be adjusted at such time of effectiveness to the price determined by multiplying such Exercise Price by the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such time of effectiveness divided by (y) the number of shares of Common Stock outstanding at the time of effectiveness of and after giving effect to such subdivision or combination. In any such event referred to in this Section 4.1, the number of shares of Common Stock issuable upon exercise of each Warrant as in effect immediately prior to the Exercise Price adjustment contemplated by the foregoing shall be adjusted immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to such Exercise Price adjustment divided by (y) the Exercise Price determined in accordance with such Exercise Price adjustment.

4.2 Other Dividends and Distributions. If at any time the Company shall fix a record date for the making of a dividend or other distribution (other than (i) as contemplated by Section 4.5, (ii) a Stock Dividend covered by Section 4.1 or (iii) a distribution of rights or warrants covered by Section 4.3), to the holders of its Common Stock (each, a “Distribution”) of:

(A)	any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (including cash); or

(B)	any options, warrants or other rights to subscribe for or purchase any of the foregoing;

then, in each such case, the Exercise Price in effect immediately prior to the close of business on such record date shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the Fair Market Value of the Common Stock on the last trading day immediately preceding the first date on which the Common Stock trades regular way on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading without the right to receive such Distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) the Fair Market Value of the Common Stock on the last trading day immediately preceding the first date on which the Common Stock trades regular way on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading without the right to receive such Distribution; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of each Warrant as in effect immediately prior to the close of business on such record date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. If the

Distribution includes Common Stock as well as other property referred to in Section 4.2(A) or (B), then instead of adjusting for the entire Distribution under this Section 4.2 the Common Stock portion of such Distribution shall be treated as a Stock Dividend that results in an adjustment to the Exercise Price and number of shares of Common Stock issuable upon exercise of each Warrant under Section 4.1 of this Agreement and the other property distributed in such Distribution shall result in a further adjustment to such adjusted Exercise Price and number of shares under this Section 4.2. In the event that such Distribution is not so made, the Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of such Warrant if such record date had not been fixed.

4.3 Rights Offerings. If at any time the Company shall: (i) distribute rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than forty-five (45) days, to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the last trading day preceding the date on which the Board declares such distribution of rights or warrants or (ii) issue or sell to any Person shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on such date of issuance or sale,, the Exercise Price in effect immediately prior to the close of business on the record date for such distribution or the date of such issuance or sale shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the number of shares of Common Stock outstanding at the close of business on such record date or the date of such issuance or sale plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase, or issued or sold, would purchase at such Fair Market Value divided by (y) the number of shares of Common Stock outstanding at the close of business on such record date or the date of such issuance or sale plus the number of shares of Common Stock so offered for subscription or purchase, or issued or sold. In such event, the number of shares of Common Stock issuable upon the exercise of each Warrant as in effect immediately prior to the close of business on such record date or the date of such issuance or sale shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In case any rights or warrants referred to in this Section 4.3 in respect of which an adjustment shall have been made shall expire unexercised and any shares that would have been underlying such rights or warrants shall not have been allocated pursuant to any backstop commitment or any similar arrangement, the Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant then in effect shall be readjusted at the time of such expiration to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of each Warrant if no adjustment had been made on account of such expired rights or warrants.

4.4 Issuer Tender or Exchange Offers. If the Company or any subsidiary of the Company shall consummate a tender or exchange offer for all or any portion of the Common Stock for a consideration per share with a Fair Market Value greater than the Fair Market Value of the Common Stock on the date such tender or exchange offer is first publicly announced (the

“Announcement Date”), the Exercise Price in effect immediately prior to the expiration date for such tender or exchange offer shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the Fair Market Value of the Common Stock on the Announcement Date minus the Premium Per Post-Tender Share divided by (y) the Fair Market Value of the Common Stock on the Announcement Date. In such event, the number of shares of Common Stock issuable upon the exercise of each Warrant as in effect immediately prior to such expiration date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. As used in this Section 4.4 with respect to any tender or exchange offer, “Premium Per Post-Tender Share” means the quotient of (x) the amount by which the aggregate Fair Market Value of the consideration paid in such tender or exchange offer exceeds the aggregate Fair Market Value on the Announcement Date of the shares of Common Stock purchased therein divided by (y) the number of shares of Common Stock outstanding at the close of business on the expiration date for such tender or exchange offer (after giving pro forma effect to the purchase of shares being purchased in the tender or exchange offer).

4.5 Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Holder of Warrants shall thereafter have the right to acquire and receive upon exercise of its Warrants, in lieu of or in addition to (as the case may be) the Common Stock immediately theretofore issuable upon the exercise of such Holder’s Warrants, such Consideration as may be issued or payable in connection with such Organic Change with respect to or in exchange for such Common Stock (but not including Consideration with respect to which the Company has exercised its cash redemption right pursuant to Article 5), for an aggregate Exercise Price per Warrant equal to the aggregate Exercise Price per Warrant as in effect immediately prior to such Organic Change. In any such case, the Company shall make appropriate provision to ensure that all of the provisions of the Warrants shall thereafter be applicable to such Consideration. The Company shall not effect any such Organic Change unless, prior to the consummation thereof, (i) the successor entity (if other than the Company) resulting from such Organic Change or the entity purchasing such assets assumes by written instrument all the Company’s obligations under this Agreement and the Warrants and (ii) the Company provides written notice of such assumption to the Warrant Agent. If the holders of Common Stock have the opportunity to make any election with respect to the Consideration to be received in connection with an Organic Change, the Consideration applicable to the Warrants pursuant to this Section 4.5 shall be determined by reference to the weighted average of the types and amounts of Consideration received in such transaction in respect of shares of Common Stock held by holders who are not Affiliates of the Company or any entity acquiring the Company.

4.6 Other Adjustments. The Board shall make appropriate adjustments to the amount of cash or number of shares of Common Stock, as the case may be, due upon exercise of the Warrants, as may be necessary or appropriate to effectuate the intent of this Article 4 and to avoid unjust or inequitable results as determined in its reasonable good-faith judgment, in each case to account for any adjustment to the Exercise Price and the number of shares purchasable on exercise of Warrants that becomes effective, or any event requiring an adjustment to the Exercise Price and the number of shares issuable on exercise of Warrants where the record date or effective date (in the case of a subdivision or combination of the Common Stock) of such event occurs, during the period beginning on, and including, the relevant Exercise Date and ending on, and including, the relevant Settlement Date.

4.7 Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the adjusted Exercise Price, the number of shares of Common Stock issuable upon the exercise of each Warrant after such adjustment, a brief statement in reasonable detail of the facts requiring such adjustment and the computation by which such adjustment was made. The Warrant Agent shall be fully protected in relying on such certificate, and on any adjustment contained therein, and shall not be deemed to have any knowledge of such adjustment unless and until it shall have received such certificate, and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or the value, kind or amount of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants, or to investigate or confirm whether the information contained in the above referenced certificate complies with the terms of this Agreement or any other document. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or security instruments or other securities or properties upon the exercise of any Warrant. Notwithstanding anything to the contrary in this Section 4.7, the failure to deliver any notice under this Section 4.7 or any defect therein shall not affect the validity of any corporate action required to be described in such notice. For the avoidance of doubt, no such notice shall supersede or limit any adjustment otherwise required under this Agreement by reason of any event as to which notice is required under this Section 4.7.

4.8 Restrictions on Adjustments.

(a) Neither the Exercise Price nor the number of shares of Common Stock issuable upon exercise of any Warrant shall be adjusted upon: (i) the issuance of any securities by the Company on the Effective Date and pursuant to the Plan; (ii) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (iii) the issuance of securities by the Company to employees, officers, directors or consultants of the Company or its subsidiaries pursuant to management or director incentive plans or stock or stock option compensation plans, including pursuant to any employment, severance or consulting agreements; or (iv) a change in par value of the Common Stock.

(b) In no event shall the Company adjust the Exercise Price or make a corresponding adjustment to the number of shares of Common Stock issuable upon exercise of any Warrant to the extent that the adjustment would reduce the Exercise Price below the par value per share of the Common Stock.

(c) Until the date that is six (6) months prior to the Expiration Date, no adjustment shall be made to the Exercise Price or the number of shares of Common Stock issuable upon exercise of any Warrant pursuant to this Article 4 if such adjustment would result in a change of less than 1 percent in the Exercise Price, unless the Company so elects; provided, however, that any adjustment that would have been made but for this Section 4.8(c) shall be carried forward and shall be made on the earlier of (i) the next adjustment to the Exercise Price or to the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to this Article 4, (ii) as soon as such unmade adjustment, together with any other adjustments not previously made by reason of this Section 4.8(c), would result in a change of at least 1 percent in the Exercise Price or (iii) the date that is six (6) months prior to the Expiration Date.

5.	CASH REDEMPTION RIGHT.

5.1 Cash Redemption in Connection with Organic Change. In connection with an Organic Change, the Company may by written notice to the Holders not less than ten (10) Business Days prior to the effective date of such Organic Change elect the following treatment with respect to each outstanding Warrant: (i) the Company shall pay to the Holder of such Warrant as of the date of such Organic Change the Fair Market Value of any Consideration, other than Public Stock, received in connection with such Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Warrant, which amount shall be paid in immediately available funds, not later than the date which is ten (10) Business Days after the effective date of such Organic Change, and (ii) to the extent the Consideration received in connection with such Organic Change with respect to or in exchange for shares of Common Stock includes Public Stock, such Warrant shall remain outstanding after such Organic Change, as further adjusted pursuant to Section 4.5 and the other provisions of Article 4.

5.2 Warrant Agent. The Warrant Agent shall have no duty or obligation to make any payment required under this Article 5 unless and until it has been provided with available cash.

6.	EXCHANGE AND TRANSFER OF WARRANTS.

6.1 Warrant Register. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Warrants and of transfers or exchanges of outstanding Warrants as herein provided (the “Warrant Register”).

6.2 Transfer or Exchange of Warrants. The Warrant Agent shall, in accordance with the terms of this Agreement, from time to time register the transfer of outstanding Warrants in the Warrant Register, or exchange outstanding Warrants for an equal number of Warrants of other authorized denominations, upon delivery to the Warrant Agent, at its office designated for such purpose, of a written instrument of transfer or exchange in the form attached hereto as

Exhibit C or otherwise satisfactory to the Warrant Agent, duly completed and executed by the Holder thereof or by its attorney duly authorized in writing, and upon payment of any charges provided herein, and, with respect to the transfer of a Warrant Certificate, upon surrender to the Warrant Agent of such Warrant Certificate, duly endorsed. Upon any such registration of transfer, a new Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

6.3 Treatment of Registered Holders. Each Holder of a Warrant, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrant that, prior to registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may treat the Person in whose name any Warrant is registered upon the Warrant Register as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

6.4 Exchange of a Warrant Certificate for a Beneficial Interest in Warrants Held Through Depositary. Upon surrender to the Warrant Agent of a Warrant Certificate, and receipt by the Warrant Agent of appropriate instruments of transfer with respect thereto, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to reflect on the Warrant Register an increase in the number of Warrants held by the Depositary equal to the number of Warrants represented by such Warrant Certificate, the Warrant Agent shall, in accordance with this Agreement, cancel such Warrant Certificate on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants held by the Depositary, as registered on the Warrant Register, to be increased accordingly. Notwithstanding anything to the contrary in this Section 6.4, Warrants represented by a Warrant Certificate may not be exchanged for Book-Entry Warrants until the legend set forth in Section 3.6 has ceased to be applicable, provided that the Company may reasonably request from any Holder opinions, certificates or other evidence that such legend has ceased to be applicable.

6.5 Obligations with Respect to Transfers and Exchanges of Warrants.

(a) All Warrants issued upon any registration of transfer or exchange thereof shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.

(b) No service charge shall be made to a Holder for any registration of transfer or exchange of Warrants. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrants. The Warrant Agent shall have no duty under this Section or any Section of this Agreement requiring the payment of taxes and other governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid. The Warrant Agent shall be deemed satisfied if it receives a certificate from the Company stating that all required taxes and governmental charges have been paid.

6.6 Lost, Stolen or Destroyed Warrant Certificates. If at any time the Warrants are represented by certificates, the Warrant Agent shall issue replacement Warrant certificates for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent of an open penalty surety bond satisfactory to it and holding it and the Company harmless, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrant certificates for mutilated certificates upon presentation thereof without such indemnity.

7.	WARRANT HOLDERS.

7.1 No Rights as Shareholder. Prior to the exercise of Warrants in accordance with this Agreement, no Holder of a Warrant shall be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, other than as expressly provided herein or as otherwise agreed in writing by the Company.

7.2 Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.

8.	WARRANT AGENT

8.1 Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement. The Warrant Agent hereby accepts such appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions herein set forth (and no implied terms), by all of which the Company and the Holders, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or Warrant Statements or by any other act hereunder be deemed to make any representations as to the validity or authorization of the Warrants, the Warrant Certificates or Warrant Statements (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, the independence of any Independent Financial Expert or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the Exercise Price and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or Warrant Statements or for any action taken, suffered or omitted to be taken by it in good faith on the belief that any Warrant Certificate or Warrant Statement or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence, willful misconduct or bad faith (as each is determined by a final, non-appealable judgment of a court of competent jurisdiction).

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust with any of the owners or Holders of the Warrants or Underlying Common Stock. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during the term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any authorized officer of the Company and delivered to the Warrant Agent; and such certificate will constitute full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the authorized officers of the Company, and to apply to such officers for advice or instructions in connection with its duties, and may (at its own expense) consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in good-faith reliance upon any Company instructions or upon the advice or opinion of counsel (including counsel to the Company). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrants, except to the extent set forth in this Agreement.

The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agreement.

In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminate such ambiguity or uncertainty to the satisfaction of the Warrant Agent.

8.2 Compensation and Reimbursement; Indemnification. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder in accordance with Schedule A hereto and as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements actually incurred in connection with the preparation, delivery, negotiation, amendment, execution and administration of this Agreement (including the reasonable compensation and out of pocket expenses of its counsel). The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as the Warrant Agent pursuant hereto; provided that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct.

8.3 Indemnification (Instructions). From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time, the Warrant Agent may apply to any officer of the Company for instruction, and may (at its own expense) consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of counsel (including counsel to the Company). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

8.4 Warrant Agent May Hold Company Securities. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.5 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of such appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving written notice to the Company at least thirty (30) days prior to the date such resignation will become effective. The Company may remove and replace the Warrant Agent at any time upon written notice provided at least thirty (30) days prior to the date of such removal, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at its last address as shown on the Warrant Register a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. Any new warrant agent shall be a reputable bank, trust company or transfer agent doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 8.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

(b) Any Person into which the Warrant Agent or any new warrant agent may be merged, or any Person resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any Person to which the Warrant Agent or any new warrant agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent or any new warrant agent, shall be a successor warrant agent under this Agreement without any further act, provided that such Person would be eligible for appointment as a new Warrant Agent under the provisions of Section 8.5(a). Any such successor warrant agent shall promptly cause notice of succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder’s last address as shown on the Warrant Register.

8.6 Damages. No party to this Agreement shall be liable to any other party for any consequential, indirect, punitive, special or incidental damages under any provision of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

8.7 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

8.8 Survival. The provisions of this Article 8 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

9.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Warrant Agent that the issuance of the Warrants and the shares of Underlying Common Stock shall be exempt from registration under the Securities Act and all applicable state securities laws, and that the Warrants and shares of Underlying Common Stock shall be validly issued, fully paid and non-assessable.

10.	COVENANTS.

10.1 Exchange Listing. If at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall use reasonable best efforts to list the Underlying Common Stock, and maintain such listing, on the principal exchange or automated quotation system on which the then outstanding Common Stock is listed or, if not possible, another national securities exchange or automated quotation system.

10.2 Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder plus such number of shares of Common Stock as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Stock or rights to acquire Common Stock, and the Company’s transfer agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares or treasury shares of Common Stock as shall be required for such purpose. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares or treasury shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrants, the Company will use its reasonable best efforts to promptly take such corporate action as may, in the opinion of counsel, be necessary to increase the Company’s authorized but unissued shares or treasury shares to such number of shares of Common Stock as shall be sufficient for such purposes; provided, however, that the foregoing shall in no way limit the obligations of the Company with respect to the covenants set forth in the first sentence of this Section 10.2. The Company covenants that all shares of Common Stock which shall be issuable under this Agreement shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

10.3 Notice of Certain Events. To the extent not given (on or before the time period required below) by any statement or other notice delivered or required to be delivered pursuant to this Agreement, and excluding any event of which notice is required to be given pursuant to Article 4, the Company shall cause the Warrant Agent promptly to give notice, by first class mail, postage prepaid, to each Holder of Warrants if any of the following events shall occur:

(a) the Company shall authorize the payment of any dividend or distribution (other than a dividend to which adjustments set forth in this Agreement apply) to all holders of Common Stock; or

(b) the Company shall authorize the issuance to all holders of Common Stock of any additional securities or the distribution of rights, options or warrants to subscribe for or purchase any securities (other than a Stock Dividend or distribution of rights or warrants to which the adjustments set forth in this Agreement apply); or

(c) any Organic Change shall occur or shall be authorized by the Company.

Such giving of notice shall be initiated at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company’s stock transfer books for the determination of the shareholders entitled to such dividend, distribution or issuance or, if applicable, for the determination of shareholders entitled to vote on such Organic Change. With respect to an Organic Change for which no shareholder vote is to be held, such giving of notice shall be initiated not later than the date which is five (5) Business Days after such Organic Change. Such notice shall specify such record date or the date of closing of the stock transfer books, or date of such Organic Change, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance, Organic Change or other event.

10.4 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

11.	GENERAL PROVISIONS.

11.1 Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to a Holder to an account designated by such Holder in such amount as is appropriate. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two (2) years after the date the money was deposited with the Warrant Agent shall be paid to the Company. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

11.2 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the Schedule A attached to this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

11.3 Surrender of Certificates. Any Warrant Certificate surrendered to the Company pursuant to this Agreement be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates.

11.4 Payment of Taxes. The Company shall pay all documentary, transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrants, certificate for shares of Common Stock or other property underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant upon the exercise or redemption thereof, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any security or to pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent’s and the Company’s satisfaction that no such tax or other charge is due. The Company and each Initial Warrantholder agree that neither the issuance nor exercise of the Warrants is governed by Section 83(a) of the Code or otherwise a compensatory transaction, and the Company agrees that it will not deduct any amount as compensation in connection with such issuance or exercise for federal income tax purpose.

11.5 Notices.

(a) Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when sent if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder’s address as shown on the Warrant Register and to the Company or the Warrant Agent as follows:

If to the Company, to:

Eastman Kodak Company

343 State Street

Rochester, New York 14650-0218

Attention:	General Counsel
Telephone:	(585) 724-9549
Facsimile:	(585) 724-1089

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Attention:	Andrew G. Dietderich
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588

If to the Warrant Agent, to:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention:	Client Administration
Facsimile:	(781) 575-2549

with a copy to:

Computershare Inc.

480 Washington Blvd.

Jersey City, New Jersey 07310

Attention:	Client Administration
Facsimile:	(201) 680-4665

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

(b) Any notice required to be given by the Company to the Holders pursuant to this Agreement, shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the Warrant Register. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when sent, whether or not the Holder receives the notice.

(c) Any notice required to be given by the Company to the Warrant Agent, or by the Warrant Agent to the Company, shall be made by overnight delivery service to the addresses listed in Section 11.5(a). Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when sent, whether or not the parties receive the notice.

11.6 Applicable Law; Jurisdiction. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York. In connection with any action, suit or proceeding arising out of or relating to this Agreement or the Warrants, the parties hereto and each Holder irrevocably submit to (i) the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York until the chapter 11 cases of the Company and its affiliated debtors and debtors in possession are closed, and (ii) the nonexclusive jurisdiction of any federal or state court located within the County of New York, State of New York.

11.7 Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. The Holders of the Warrants are express third party beneficiaries of this Agreement and each such Holder of Warrants is hereby conferred the benefits, rights and remedies under or by reason of the provisions of this Agreement as if a signatory hereto. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

11.8 Counterparts. This Agreement may be executed in any number of counterparts, each or which shall be deemed an original, but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

11.9 Amendments.

(a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and, in each case, which shall not adversely affect the interests of any Holder.

(b) In addition to the foregoing, with the consent of the Majority Holders, the Company and the Warrant Agent may modify this Agreement and/or the terms of the Warrants for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders hereunder; provided, however, that no modification affecting the terms upon which the Warrants are exercisable, redeemable or transferable, or reduction in the percentage required for consent to modification of this Agreement, may be made without the consent of each Holder affected thereby.

(c) In the event of any amendment of this Agreement or of the terms of the Warrants, the Company will give prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all Warrant Certificates and Warrant Statements thereafter issued.

(d) As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in accordance with the terms of this Section 11.9.

11.10 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

11.11 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

11.12 Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

11.13 Specific Performance. The parties shall be entitled to specific performance of the terms of this Agreement. Each of the parties hereto hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

EASTMAN KODAK COMPANY

By:	/s/ William G. Love

Name:	William G. Love

Title:	Treasurer

COMPUTERSHARE, INC.

By:	/s/ George Dalton

Name:	George Dalton

Title:	Vice President

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ George Dalton

Name:	George Dalton

Title:	Vice President

[SIGNATURE PAGE TO WARRANT AGREEMENT]

EXHIBIT A-1

FORM OF WARRANT STATEMENT

FOR 125% WARRANTS

EXHIBIT A-2

FORM OF WARRANT STATEMENT

FOR 135% WARRANTS

EXHIBIT A-3

FORM OF WARRANT CERTIFICATE

FOR 125% WARRANTS

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF [—], 2013 BETWEEN EASTMAN KODAK COMPANY (THE “COMPANY”) AND [—], WARRANT AGENT. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE COMMON STOCK

OF EASTMAN KODAK COMPANY

No.	Certificate for	125% Warrants

This certifies that [HOLDER], or registered assigns, is the registered holder of the number of 125% Warrants set forth above. Each 125% Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from EASTMAN KODAK COMPANY (the “Company”) a number of shares of the Company’s common stock, par value $0.01 (“Common Stock”), equal to $14.93 divided by the Exercise Price (as defined in the Warrant Agreement referred to below), for a price per share of Common Stock equal to the Exercise Price.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [—], 2013 (the “Warrant Agreement”), between the Company and [—], a [—], as warrant agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

This Warrant Certificate shall terminate and be void as of the close of business on [—], 2018 (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the 125% Warrants shall be exercisable from time to time on any Business Day and ending on the Expiration Date.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each 125% Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of 125% Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the 125% Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the 125% Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any 125% Warrants, certificate for shares of Common Stock or other securities underlying the 125% Warrants or payment of cash in each case to any Person other than the Holder of a Warrant upon the exercise or redemption thereof, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any security or to pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent’s and the Company’s satisfaction that no such tax or other charge is due.

This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, subject to the terms of the Warrant Agreement. No service charge shall be required of a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subject to compliance with any restrictions on transfer under applicable law and the Warrant Agreement, each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and the Warrant Agent and may be obtained by writing to the Company or the Warrant Agent at the following address: [—].

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: [—], 2013

EASTMAN KODAK COMPANY

By:
Name and Title:

By:
Name and Title:

Countersigned:

[—], as Warrant Agent

By:
Name:
Authorized Officer

EXHIBIT A-4

FORM OF WARRANT CERTIFICATE

FOR 135% WARRANTS

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF [—], 2013 BETWEEN EASTMAN KODAK COMPANY (THE “COMPANY”) AND [—], WARRANT AGENT. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

WARRANTS TO PURCHASE COMMON STOCK

OF EASTMAN KODAK COMPANY

No.	Certificate for	135% Warrants

This certifies that [HOLDER], or registered assigns, is the registered holder of the number of 135% Warrants set forth above. Each 135% Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from EASTMAN KODAK COMPANY (the “Company”) a number of shares of the Company’s common stock, par value $0.01 (“Common Stock”) equal to $16.12 divided by the Exercise Price (as defined in the Warrant Agreement referred to below), for a price per share of Common Stock equal to the Exercise Price.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [—], 2013 (the “Warrant Agreement”), between the Company and [—], a [—], as warrant agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

This Warrant Certificate shall terminate and be void as of the close of business on [—], 2018 (the “Expiration Date”).

As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the 135% Warrants shall be exercisable from time to time on any Business Day and ending on the Expiration Date.

The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each 135% Warrant are subject to adjustment as provided in the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of 135% Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the 135% Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the 135% Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any 135% Warrants, certificate for shares of Common Stock or other securities underlying the 135% Warrants or payment of cash in each case to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or redemption thereof, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any security or to pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent’s and the Company’s satisfaction that no such tax or other charge is due.

This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, subject to the terms of the Warrant Agreement. No service charge shall be required of a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subject to compliance with any restrictions on transfer under applicable law and the Warrant Agreement, each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and the Warrant Agent and may be obtained by writing to the Company or the Warrant Agent at the following address: [—].

This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: [—], 2013

EASTMAN KODAK COMPANY

By:
Name and Title:

By:
Name and Title:

Countersigned:

[—], as Warrant Agent

By:
Name:
Authorized Officer

EXHIBIT B

EXERCISE FORM

FOR HOLDERS OF [125%][135%] WARRANTS

(To be executed only upon exercise of [125%][135%] Warrants)

To:

The undersigned irrevocably exercises                      of the [125%][135%] Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of common stock, par value $0.01, of Eastman Kodak Company (the “Company”), at the Exercise Price and on the terms and conditions specified in the Warrant Agreement, dated as of [—], 2013, between the Company and [—], a [—], as warrant agent, and herewith surrenders all right, title and interest therein to                      and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date

*
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

*	The signature must correspond with the name of the Holder of the Warrants exercised hereby as it appears in the Warrant Register in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

If said number of [125%][135%] Warrants shall not be all the [125%][135%] Warrants held by the undersigned, the undersigned requests that a new Warrant representing the balance of such [125%][135%] Warrants shall be registered, with the appropriate Warrant Statement or Warrant Certificate delivered as follows:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

EXHIBIT C

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered holder of the within [125%][135%] Warrants hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned with respect to the number of [125%][135%] Warrants set forth below:

Names of Assignees	Address	Social Security or other Identifying Number of Assignee(s)	Series and Number of Warrants

and does hereby irrevocably constitute and appoint                      the undersigned’s attorney to make such transfer on the books of                      maintained for that purpose, with full power of substitution in the premises.

If said number of [125%][135%] Warrants shall not be all the [125%][135%] Warrants held by the undersigned, the undersigned requests that a new Warrant representing the balance of such [125%][135%] Warrants shall be registered, with the appropriate Warrant Statement or Warrant Certificate delivered as follows:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Date:

*
(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

*	The signature must correspond with the name of the Holder of the Warrants exercised hereby as it appears in the Warrant Register in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

SCHEDULE A

WARRANT AGENT COMPENSATION

Service Description	Fees

Warrant Agent

Initial Setup (one-time charge)	$10,000.00

Annual Administration	$10,000.00

Warrant Conversion Agent

Set Up and Administrative Fee	$3,500.00

Processing Accounts, each	$50.00

Conversions requiring additional handling (window items, deficient items, correspondence items, legal items, items not providing a taxpayer identification number, Transfer Requests, etc), additional each	$15.00

Requisitioning Funds, each requisition	$25.00

Expiration	$1,000.00

Special Services	Additional

Out of Pocket Expenses Including Postage, Printing, Stationery, Overtime, Transportation, Microfilming, Imprinting, Mailing, etc.	Additional